UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2019

Dominion Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street	23219 (Zip Code)
Richmond, Virginia (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 6.75% Corporate Units	DCUD	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2019, the Board of Directors (the “Board”) of Dominion Energy, Inc. (the “Company”) approved changes to the Company’s Amended and Restated Articles of Incorporation (as amended and restated, the “Articles of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 1,000,000,000 to 1,750,000,000 (the “Amendment”), subject to the approval of shareholders at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”).  On May 7, 2019, the Company’s shareholders approved the Amendment at the Annual Meeting.

Effective with the filing of Articles of Amendment to the Articles of Incorporation with the Commonwealth of Virginia State Corporation Commission on May 9, 2019, the first paragraph of Article III of the Articles of Incorporation was amended to read: “The Corporation shall have authority to issue 1,750,000,000 shares of Common Stock without par value.”

The foregoing is a brief description of the amendment to the Articles of Incorporation and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation, which are filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
3.1	Articles of Incorporation, amended and restated, effective May 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ James R. Chapman
James R. Chapman Executive Vice President, Chief Financial Officer and Treasurer

Date:  May 10, 2019